UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026 (April 23, 2026)

20/20 BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43128	57-2272107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15810 Gaither Road, Suite 235, Gaithersburg, MD	20877
(Address of principal executive offices)	(Zip Code)

240-453-6339
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	AIDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 17, 2025, 20/20 Biolabs, Inc. (the “Company”) entered into a securities purchase agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company agreed to offer and sell to Streeterville, in a private placement transaction, secured convertible promissory notes in the aggregate principal amount of up to $570,000 and warrants to purchase a number of shares of common stock equal to $1,000,000 divided by the lower of (i) $8.00 and (ii) the Valuation based Bid Price or Compelling Evidence-based Bid Price, as submitted by the Company and accepted by The Nasdaq Stock Market (“Nasdaq”) in connection with the Company’s direct listing application with Nasdaq and calculated in accordance with Nasdaq Listing Rule IM-5505-1 (the “Nasdaq Price”). On February 19, 2026, the Company’s direct listing was completed with a Nasdaq Price of $11.42.

As previously disclosed, on November 17, 2025, the Company issued to Streeterville a secured convertible promissory note in the principal amount of $295,000 and a warrant to purchase 62,500 shares of common stock at an exercise price of $8.00 (subject to standard adjustments for stock splits, stock dividends, recapitalizations and similar transactions) (“Warrant 1”) for a total purchase price of $250,000.

As previously disclosed, on February 9, 2026, the Company issued to Streeterville a secured convertible promissory note in the principal amount of $275,000 and a warrant to purchase 62,500 shares of common stock at an exercise price of $8.00 (subject to standard adjustments for stock splits, stock dividends, recapitalizations and similar transactions) (“Warrant 2”) for a total purchase price of $250,000.

As previously disclosed, on November 17, 2025, the Company entered a securities purchase agreement with Streeterville, pursuant to which the Company agreed to offer and sell to Streeterville (i) up to $40,000,000 (the “Commitment Amount”) of series E convertible preferred stock at a purchase price of $1,000 per share; (ii) 525,000 shares of common stock; and (iii) a warrant to purchase a number of shares of common stock equal to the Commitment Amount divided by the Nasdaq Price.

As previously disclosed, on February 19, 2026, the Company issued to Streeterville 5,000 shares of series E convertible preferred stock and a warrant to purchase 3,502,627 shares of common stock at an exercise price of $11.42 per share (subject to standard adjustments for stock splits, stock dividends, recapitalizations and similar transactions) (“Warrant 3,” and together with Warrant 1 and Warrant 2, the “Warrants”) for a purchase price of $5,000,000.

On April 23, 2026, the Company entered into a global amendment (the “Amendment”) with Streeterville, pursuant to which the exercise price of the Warrants was reduced to $2.25 per share (subject to standard adjustments for stock splits, stock dividends, recapitalizations and similar transactions). The Company has the right to terminate the Amendment within ninety (90) days of execution of the Amendment upon at least two (2) trading days’ written notice, during which time Streeterville may exercise the Warrants at the foregoing price.

The foregoing summary of the terms and conditions of the Warrants and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as Exhibits hereto, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Warrant to Purchase Shares of Common Stock issued by 20/20 Biolabs, Inc. to Streeterville Capital, LLC on November 17, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 1-U filed on November 21, 2025)
4.2	Warrant to Purchase Shares of Common Stock issued by 20/20 Biolabs, Inc. to Streeterville Capital, LLC on February 9, 2026 (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K filed on March 31, 2026)
4.3	Warrant to Purchase Shares of Common Stock issued by 20/20 Biolabs, Inc. to Streeterville Capital, LLC on February 19, 2026 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed on March 31, 2026)
4.4	Global Amendment, dated April 23, 2026, between Streeterville Capital, LLC and 20/20 Biolabs, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2026	20/20 BIOLABS, INC.

/s/ Jonathan Cohen
	Name:	Jonathan Cohen
	Title:	Chief Executive Officer

2